EXHIBIT 99.1

Wyndham Worldwide Reports Third Quarter 2012 Earnings

Third Quarter Adjusted EPS Up 20% Year-Over-Year

Provides Preliminary 2013 Outlook

PARSIPPANY, N.J. (October 24, 2012) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2012.

Highlights:

•

Third quarter adjusted diluted earnings per share (EPS) was $1.13, compared with $0.94 in the third quarter of 2011, an increase of 20%. Third quarter 2012 reported diluted EPS was $1.11, compared with $1.08 from the same period in 2011, which included a $22 million benefit from adjustments.

•

Third quarter adjusted net income increased 6% compared with the third quarter of 2011. A stronger US dollar had an adverse effect on net income and EPS. In constant currency, third quarter adjusted net income increased 9% and adjusted EPS increased 24% compared with the third quarter of 2011.

•	During the quarter, the Company repurchased 2.6 million shares of its common stock for $133 million.

“The third quarter was highlighted by exceptional performance from our Hotel Group,” said Stephen P. Holmes, chairman and CEO. “Our timeshare business delivered another quarter of solid performance and I’m pleased with the ability of our exchange and rentals group to mitigate the impact of economic headwinds in Europe. Our share repurchase program continues to reduce our share count and contribute to strong adjusted EPS growth.”

THIRD QUARTER 2012 OPERATING RESULTS

Third quarter revenues were $1.3 billion, an increase of 4% from the prior year period. The increase reflected growth in the Lodging and Vacation Ownership businesses, partially offset by unfavorable currency effects in the Vacation Exchange and Rentals business.

For the third quarter of 2012, adjusted net income was $162 million, or $1.13 per diluted share, compared with $153 million, or $0.94 per diluted share for the same period in 2011. The increase in adjusted net income primarily reflected stronger operating results in the Lodging and Vacation Ownership businesses. EPS also benefited from the Company’s share repurchase program, which decreased weighted average share count by 11%.

Reported net income for the third quarter of 2012 was $159 million, or $1.11 per diluted share, compared with net income of $175 million, or $1.08 per diluted share, for the third quarter of 2011. Reported net income included several items not included in adjusted net income. The third quarter of 2012 included $3 million of acquisition costs, legacy adjustments and debt transaction fees. The third quarter of 2011 included a $22 million benefit from adjustments. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $682 million for the nine months ended September 30, 2012, compared to $703 million for the same period in 2011. Excluding a $67 million benefit from a refund of value added taxes and related interest income received in 2011, free cash flow increased by 7%. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and development advances. For the nine months ended September 30, 2012, net cash provided by operating activities was $808 million, compared with $860 million in the prior year period, which included the benefit from the refund of value added taxes and related interest income.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $249 million in the third quarter of 2012, an increase of 12% compared with the third quarter of 2011. The increase primarily reflected RevPAR gains, revenues associated with the Wyndham Grand hotel in Orlando, which opened at the beginning of the fourth quarter of 2011, and higher intersegment licensing fees for use of the Wyndham brand trade name.

EBITDA was $86 million, an increase of 28% compared with the third quarter of 2011, reflecting the revenue increases.

Domestic RevPAR increased 5% compared with the third quarter of 2011. Total system-wide RevPAR increased 2%, or 3% in constant currency.

As of September 30, 2012, the Company’s hotel system consisted of nearly 7,260 properties and approximately 618,100 rooms. The development pipeline included approximately 950 hotels and 108,300 rooms, of which 55% were new construction and 47% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $420 million in the third quarter of 2012, compared to $436 million in the third quarter of 2011. In constant currency and excluding the impact of acquisitions, revenues were flat.

Exchange revenues were $157 million, a decrease of 2% compared with the third quarter of 2011. In constant currency, exchange revenues were flat, as a 2% decline in the average number of members was offset by a 1% increase in exchange revenue per member. The decline in the average number of members was due to the non-renewal of an affiliation agreement at the beginning of 2012.

Vacation rental revenues were $248 million, a 5% decrease compared with the third quarter of 2011. In constant currency and excluding acquisitions, vacation rental revenues were flat, reflecting a 3% increase in transaction volume offset by a 2% decrease in the average net price per vacation rental.

Adjusted EBITDA for the third quarter of 2012 was $123 million, down 9% compared with the prior-year period. Adjusted EBITDA was flat excluding the impact of acquisitions and the net effect of foreign currency.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $608 million in the third quarter of 2012, a 9% increase over the third quarter of 2011, primarily reflecting increased vacation ownership interest (VOI) sales.

Gross VOI sales were $502 million in the third quarter of 2012, up 10% from the third quarter of 2011, primarily reflecting a 5% increase in both volume per guest and tour flow.

Adjusted EBITDA for the third quarter of 2012 was $155 million, a 4% increase compared with the third quarter of 2011. The increase primarily reflects the revenue increases, partially offset by higher sales and marketing expenses related to the increase in VOI sales and higher intersegment licensing fees for use of the Wyndham brand trade name.

Other Items

•

The Company repurchased 2.6 million shares of common stock for $133 million during the third quarter of 2012. From October 1 through October 23, 2012, the Company repurchased an additional 915,000 shares for $49 million. The Company has $608 million remaining on its current share repurchase authorization.

•

Net interest expense in the third quarter of 2012 was $30 million, compared to $15 million in the third quarter of 2011, which included $16 million of interest income associated with a refund of value added taxes.

Balance Sheet Information as of September 30, 2012:

•	Cash and cash equivalents of approximately $230 million, compared with $142 million at December 31, 2011

•	Vacation ownership contract receivables, net, of $2.9 billion, compared with $2.8 billion at December 31, 2011

•	Vacation ownership and other inventory of approximately $1.1 billion, unchanged from December 31, 2011

•	Securitized vacation ownership debt of $1.9 billion, unchanged from December 31, 2011

•

Long-term debt of $2.5 billion, compared with $2.2 billion at December 31, 2011. The remaining borrowing capacity on the revolving credit facility was $720 million as of September 30, 2012, compared with $771 million as of December 31, 2011

A schedule of debt is included in Table 5 of this press release.

Outlook

For the full year 2012, the Company:

•	Revises Revenues to $4.5 – $4.6 billion from $4.425 - $4.6 billion

•	Revises Adjusted EBITDA guidance to $1.045 - $1.055 billion from $1.040 – $1.055 billion

•	Revises Adjusted EPS Guidance to $3.15 - $3.20 from $3.10 - $3.20

•	Reduces diluted shares to 146 million from 147 million

The Company’s preliminary guidance for the full-year 2013 is as follows:

•	Revenues of approximately $4.9 - $5.05 billion

•	Adjusted EBITDA of approximately $1.125 - $1.150 billion

•	Adjusted EPS of approximately $3.50 - $3.60 based on a diluted share count of 143 million.

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, October 24, 2012 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on October 24, 2012. The conference call may also be accessed by dialing (888) 942-9868 and providing the passcode "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on October 24, 2012, at (866) 395-9153.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted

EBITDA and EPS to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands. The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,260 franchised hotels and 618,100 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to approximately 100,000 vacation properties in 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 180 vacation ownership resorts serving more than 915,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 27,800 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 25, 2012. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the three months ended September 30, 2012 and 2011:

	Three Months Ended September 30,
	2012			2011
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$249	$86		$222	$67
Vacation Exchange and Rentals	420	123		436	131	(e)
Vacation Ownership	608	154	(b)	559	149

Total Reportable Segments	1,277	363		1,217	347
Corporate and Other (a)	(12)	(30	)(c)	(5)	(18	)(c)

Total Company	$1,265	$333		$1,212	$329

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders

EBITDA		$333			$329
Depreciation and amortization		45			43
Interest expense		32			34
Early extinguishment of debt		2	(d)		—
Interest income		(2)			(19	)(f)

Income before income taxes		256			271
Provision for income taxes		97			96

Net income		159			175
Net loss attributable to noncontrolling interest		—			—

Net income attributable to Wyndham shareholders		$159			$175

(a)	Includes the elimination of transactions between segments.
(b)	Includes $1 million of costs incurred in connection with the Company’s acquisition of Shell Vacations during September 2012.
(c)

Includes $1 million of a net expense and $8 million of a net benefit during the three months ended September 30, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(d)	Represents costs incurred in connection with the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(e)	Includes a $4 million charge related to the write-off of foreign exchange translation adjustment associated with liquidation of a foreign entity.
(f)	Includes $16 million of interest income related to a refund of value added taxes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended September 30, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Three Months Ended September 30,
	2012		2011
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$249	$86	$222	$67
Vacation Exchange and Rentals	420	123	436	135
Vacation Ownership	608	155	559	149

Total Reportable Segments	1,277	364	1,217	351
Corporate and Other	(12)	(29)	(5)	(26)

Total Company	$1,265	$335	$1,212	$325

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the nine months ended September 30, 2012 and 2011:

	Nine Months Ended September 30,
	2012			2011
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$667	$210	(b)	$561	$160	(g)
Vacation Exchange and Rentals	1,129	300	(c)	1,152	330	(h)
Vacation Ownership	1,679	407	(d)	1,550	376	(i)

Total Reportable Segments	3,475	917		3,263	866
Corporate and Other (a)	(35)	(76	)(e)	(10)	(57	)(e)

Total Company	$3,440	$841		$3,253	$809

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders

EBITDA		$841			$809
Depreciation and amortization		136			133
Interest expense		98			103	(j)
Early extinguishment of debt		108	(f)		12	(k)
Interest income		(7)			(22	)(l)

Income before income taxes		506			583
Provision for income taxes		187			222

Net income		319			361
Net loss attributable to noncontrolling interest		1			—

Net income attributable to Wyndham shareholders		$320			$361

(a)	Includes the elimination of transactions between segments.
(b)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(c)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(d)	Includes $1 million of costs incurred in connection with the Company’s acquisition of Shell Vacations during September 2012.
(e)

Includes $3 million and $16 million of a net benefit during the nine months ended September 30, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(f)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(g)	Includes a non-cash impairment charge of $13 million to reduce the value of an international joint venture.
(h)

Includes (i) a $31 million net benefit resulting from a refund of value added taxes, (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010 and (iii) a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(i)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(j)	Includes $3 million of interest related to value added tax accruals.
(k)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.
(l)	Includes $16 million of interest income related to a refund value added taxes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the nine months ended September 30, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Nine Months Ended September 30,
	2012		2011
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$667	$209	$561	$173
Vacation Exchange and Rentals	1,129	298	1,152	310
Vacation Ownership	1,679	408	1,550	375

Total Reportable Segments	3,475	915	3,263	858
Corporate and Other	(35)	(79)	(10)	(73)

Total Company	$3,440	$836	$3,253	$785

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
Net revenues
Service and membership fees	$566		$584		$1,558		$1,579
Vacation ownership interest sales	373		320		987		855
Franchise fees	168		160		449		395
Consumer financing	106		105		311		310
Other	52		43		135		114

Net revenues	1,265		1,212		3,440		3,253

Expenses
Operating	495	(b)	490	(d)	1,389	(b)	1,358	(d)
Cost of vacation ownership interests	45		35		115		115
Consumer financing interest	23		21		69		67
Marketing and reservation	197		182		554		472
General and administrative (a)	172		157		481		422	(i)
Asset impairments	—		—		—		13	(j)
Restructuring	—		—		—		6	(k)
Depreciation and amortization	45		43		136		133

Total expenses	977		928		2,744		2,586

Operating income	288		284		696		667
Other income, net	—		(2)		(9	)(g)(h)	(9	)(l)
Interest expense	32		34		98		103	(m)
Early extinguishment of debt	2	(c)	—		108	(c)	12	(n)
Interest income	(2)		(19	)(e)	(7)		(22	)(e)

Income before income taxes	256		271		506		583
Provision for income taxes	97		96	(f)	187		222	(f)

Net income	159		175		319		361
Net loss attributable to noncontrolling interest	—		—		1		—

Net income attributable to Wyndham shareholders	$159		$175		$320		$361

Earnings per share
Basic	$1.13		$1.10		$2.20		$2.17
Diluted	1.11		1.08		2.16		2.12

Weighted average shares outstanding
Basic	141		159		145		166
Diluted	144		162		148		170

(a)

Includes $1 million of a net expense and $8 million of a net benefit during the three months ended September 30, 2012 and 2011, respectively, and $3 million and $12 million of a net benefit during the nine months ended September 30, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(b)	Includes $1 million of costs incurred in connection with the Company’s acquisition of Shell Vacations (September 2012).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(d)	Includes a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(e)	Includes $16 million of interest income related to the refund of value added taxes.
(f)	Includes a benefit of $13 million related to the reversal of a tax valuation allowance.
(g)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(h)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(i)	Includes a $31 million net benefit resulting from a refund of value added taxes.

(j)	Represents a non-cash impairment charge related to a write-down of an international joint venture.
(k)

Includes $7 million of costs incurred as a result of a strategic initiative commenced by the Company during 2010 and a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(l)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(m)	Includes $3 million of interest related to value added tax accruals.
(n)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2012	609,300	608,300	618,100	N/A	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A

RevPAR	2012	$29.73	$37.23	$40.39	N/A	N/A
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
Vacation Exchange and Rentals
Average Number of Members (in 000s)	2012	3,684	3,670	3,672	N/A	N/A
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782

Exchange Revenue Per Member	2012	$204.56	$177.07	$171.14	N/A	N/A
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73

Vacation Rental Transactions (in 000s) (b)	2012	418	325	390	N/A	N/A
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964

Average Net Price Per Vacation Rental (b)	2012	$379.40	$524.40	$635.44	N/A	N/A
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
Vacation Ownership (c)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (d)	2012	$384,000	$460,000	$502,000	N/A	N/A
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000

Tours (e)	2012	148,000	186,000	207,000	N/A	N/A
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000

Volume Per Guest (VPG) (e)	2012	$2,414	$2,361	$2,315	N/A	N/A
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010), two tuck-in acquisitions (third quarter 2011) and Smoky Mountain Property Management Group (August 2012) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes the impact of the acquisition of Shell Vacations (September 2012) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(d)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) 1.0 beginning in the first quarter of 2010 and WAAM 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(e)	Includes the impact of WAAM 1.0 related tours beginning in the first quarter of 2010 and WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2012	7,150	7,170	7,260	N/A	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2012	$96,000	$100,000	$124,000	N/A	N/A
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000

Sales under WAAM 1.0 (in 000s) (c)	2012	$17,000	$18,000	$5,000	N/A	N/A
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2012	$12,000	$11,000	$4,000	N/A	N/A
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2012	$—	$12,000	$57,000	N/A	N/A

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(c)

Represents gross VOI sales under the Company’s WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

(d)

Represents gross VOI sales under the Company’s WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

(3 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2009-2012. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$62	$80	$88	N/A	N/A	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	99	98	N/A	N/A	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	22	25	N/A	N/A	19	19	21	20	79
Inter-segment Trademark Fees (c)	8	9	9	N/A	N/A	1	2	3	4	10
Owned Hotel Revenues	8	8	7	N/A	N/A	—	—	—	5	5
Ancillary Revenues (d)	18	15	22	N/A	N/A	17	19	19	17	72

Total Lodging	185	233	249	N/A	N/A	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	162	157	N/A	N/A	194	168	161	150	673
Rental Revenues	159	170	248	N/A	N/A	150	180	260	125	715
Ancillary Revenues (e)	14	16	15	N/A	N/A	12	13	15	16	56

Total Vacation Exchange and Rentals	361	348	420	N/A	N/A	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	342	373	N/A	N/A	222	313	320	295	1,150
Consumer Financing	103	102	106	N/A	N/A	102	103	105	105	415
Property Management Fees	110	108	117	N/A	N/A	110	108	105	101	424
WAAM 1.0 Commissions	12	11	4	N/A	N/A	10	11	23	21	65
Ancillary Revenues (f)	5	7	8	N/A	N/A	6	6	6	5	23

Total Vacation Ownership	501	570	608	N/A	N/A	450	541	559	527	2,077

Total Reportable Segments	$1,047	$1,151	$1,277	N/A	N/A	$955	$1,092	$1,217	$1,006	$4,270

	2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$52	$69	$82	$62	$265	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	65	76	60	251	54	66	73	53	246
Hotel Management Reimbursable Revenues (b)	21	20	18	18	77	22	23	21	19	85
Ancillary Revenues (d)	21	24	27	23	95	21	17	17	20	75

Total Lodging	144	178	203	163	688	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	161	163	153	666	185	165	164	154	668
Rental Revenues	105	115	161	114	495	96	109	157	98	460
Ancillary Revenues (e)	6	5	6	15	32	6	6	6	6	24

Total Vacation Exchange and Rentals	300	281	330	282	1,193	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	271	308	276	1,072	239	242	285	287	1,053
Consumer Financing	105	106	107	107	425	109	109	108	109	435
Property Management Fees	100	100	104	101	405	91	94	96	95	376
WAAM 1.0 Commissions (g)	3	8	12	8	31	—	—	—	—	—
Ancillary Revenues (f)	19	20	2	5	46	23	22	19	17	81

Total Vacation Ownership	444	505	533	497	1,979	462	467	508	508	1,945

Total Reportable Segments	$888	$964	$1,066	$942	$3,860	$903	$921	$1,018	$915	$3,757

Note: Full year amounts may not add across due to rounding.

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)

During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

(d)	Primarily includes additional services provided to franchisees.
(e)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(f)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(g)	The Company implemented the WAAM 1.0 sales model during the first quarter of 2010 and, as such, there is no historical data for 2009.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Securitized vacation ownership debt (a)
Term notes	$1,702	$1,634	$1,896	$1,625	$1,512
Bank conduit facility (b)	220	220	104	237	218

Securitized vacation ownership debt (c)	1,922	1,854	2,000	1,862	1,730
Less: Current portion of securitized vacation ownership debt	206	191	206	196	179

Long-term securitized vacation ownership debt	$1,716	$1,663	$1,794	$1,666	$1,551

Debt:
Revolving credit facility (due July 2016) (d)	$270	$81	$47	$218	$169
3.50% convertible notes (due May 2012) (e)	—	—	44	36	27
9.875% senior unsecured notes (due May 2014)	42	42	42	243	243
6.00% senior unsecured notes (due December 2016)	361	362	362	811	812
2.95% senior unsecured notes (due March 2017)	298	298	298	—	—
5.75% senior unsecured notes (due February 2018)	248	248	247	247	247
7.375% senior unsecured notes (due March 2020)	248	248	248	247	247
5.625% senior unsecured notes (due March 2021)	246	245	245	245	245
4.25% senior unsecured notes (due March 2022)	644	644	643	—	—
Vacation rentals capital leases	104	95	103	102	108
Other	68	3	1	4	1

Total debt	2,529	2,266	2,280	2,153	2,099
Less: Current portion of debt	64	11	54	46	37

Long-term debt	$2,465	$2,255	$2,226	$2,107	$2,062

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through August 2014 and borrowing capacity of $650 million. As of September 30, 2012, this facility had remaining borrowing capacity of $430 million.

(c)

This debt is collateralized by $2,517 million, $2,490 million, $2,622 million, $2,638 million and $2,502 million of underlying vacation ownership contract receivables and related assets as of September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, respectively.

(d)

Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of September 30, 2012, the Company had $10 million of outstanding letters of credit and a remaining borrowing capacity of $720 million.

(e)	Represents convertible notes issued by the Company during May 2009 and repaid by the Company during May 2012.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended September 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	109	27,473	61.8%	$107.95	$66.69

TRYP by Wyndham	90	12,955	68.0%	$94.63	$64.38

Wingate by Wyndham	163	14,981	65.5%	$85.56	$56.00

Hawthorn Suites by Wyndham	94	9,272	65.6%	$73.49	$48.24

Ramada	843	114,227	57.1%	$80.14	$45.72

Baymont	257	21,642	57.2%	$66.12	$37.79

Days Inn	1,832	147,224	55.3%	$66.81	$36.91

Super 8	2,312	147,054	62.6%	$56.59	$35.44

Howard Johnson	445	45,072	52.4%	$65.91	$34.55

Travelodge	438	32,225	56.5%	$72.92	$41.17

Microtel Inns & Suites by Wyndham	309	22,085	61.1%	$65.51	$40.06

Knights Inn	358	22,468	45.7%	$46.47	$21.22

Dream	5	990	71.1%	$210.71	$149.86

Night	2	422	43.4%	$111.74	$48.49

Total Lodging	7,257	618,090	58.1%	$69.53	$40.39

Vacation Ownership

Wyndham Vacation Ownership resorts	184	23,152	N/A	N/A	N/A

Total Wyndham Worldwide	7,441	641,242

	As of and For the Three Months Ended September 30, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	98	26,548	62.3%	$106.49	$66.34

TRYP by Wyndham	93	13,456	67.0%	$102.53	$68.73

Wingate by Wyndham	166	15,234	64.7%	$83.02	$53.68

Hawthorn Suites by Wyndham	74	7,047	66.7%	$75.65	$50.48

Ramada	848	114,377	56.9%	$78.49	$44.64

Baymont	257	21,464	54.6%	$64.72	$35.33

Days Inn	1,857	149,165	54.5%	$65.47	$35.68

Super 8	2,241	141,272	60.4%	$58.35	$35.24

Howard Johnson	453	45,016	52.4%	$64.10	$33.57

Travelodge	436	32,563	54.7%	$71.30	$39.00

Microtel Inns & Suites by Wyndham	317	22,601	59.4%	$62.74	$37.23

Knights Inn	348	21,362	43.0%	$44.84	$19.29

Dream	5	990	78.7%	$175.65	$138.32

Night	1	72	94.8%	$214.38	$203.31

Total Lodging	7,194	611,167	57.0%	$69.34	$39.49

Vacation Ownership

Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,356	631,970

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Nine Months Ended September 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	109	27,473	60.2%	$110.12	$66.34

TRYP by Wyndham	90	12,955	62.0%	$97.75	$60.63

Wingate by Wyndham	163	14,981	62.9%	$83.64	$52.64

Hawthorn Suites by Wyndham	94	9,272	63.6%	$74.38	$47.30

Ramada	843	114,227	53.4%	$78.57	$41.96

Baymont	257	21,642	52.3%	$63.86	$33.42

Days Inn	1,832	147,224	49.7%	$63.57	$31.60

Super 8	2,312	147,054	56.0%	$53.72	$30.06

Howard Johnson	445	45,072	48.7%	$62.61	$30.49

Travelodge	438	32,225	49.9%	$67.37	$33.63

Microtel Inns & Suites by Wyndham	309	22,085	56.1%	$62.35	$34.97

Knights Inn	358	22,468	41.6%	$43.54	$18.11

Dream	5	990	73.1%	$208.71	$152.63

Night	2	422	64.1%	$173.99	$111.49

Total Lodging	7,257	618,090	53.1%	$67.46	$35.80

Vacation Ownership

Wyndham Vacation Ownership resorts	184	23,152	N/A	N/A	N/A

Total Wyndham Worldwide	7,441	641,242

	As of and For the Nine Months Ended September 30, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	98	26,548	59.5%	$107.74	$64.14

TRYP by Wyndham	93	13,456	60.7%	$105.13	$63.85

Wingate by Wyndham	166	15,234	61.1%	$81.27	$49.68

Hawthorn Suites by Wyndham	74	7,047	62.7%	$75.32	$47.26

Ramada	848	114,377	52.1%	$75.97	$39.58

Baymont	257	21,464	49.0%	$62.41	$30.59

Days Inn	1,857	149,165	48.4%	$62.12	$30.09

Super 8	2,241	141,272	53.1%	$55.31	$29.36

Howard Johnson	453	45,016	47.6%	$61.12	$29.07

Travelodge	436	32,563	48.2%	$66.22	$31.94

Microtel Inns & Suites by Wyndham	317	22,601	53.9%	$59.21	$31.90

Knights Inn	348	21,362	39.1%	$42.98	$16.79

Dream	5	990	75.5%	$174.99	$132.10

Night	1	72	93.8%	$232.89	$218.53

Total Lodging	7,194	611,167	51.2%	$66.85	$34.25

Vacation Ownership

Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,356	631,970

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Impairment Recovery (c)	Allowance Reversal (d)	Acquisition Costs (e)	Adjusted EBITDA
Three months ended March 31, 2012
Lodging	$185	$49	$—	$—	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	—	93
Vacation Ownership	501	103	—	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	—	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$—	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	$—	$—	$74
Vacation Exchange and Rentals	348	82	—	—	—	—	82
Vacation Ownership	570	150	—	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	$—	$—	$281

Three months ended September 30, 2012
Lodging	$249	$86	$—	$—	$—	$—	$86
Vacation Exchange and Rentals	420	123	—	—	—	—	123
Vacation Ownership	608	154	—	—	—	1	155

Total Reportable Segments	1,277	363	—	—	—	1	364
Corporate and Other (a)	(12)	(30)	1	—	—	—	(29)

Total Company	$1,265	$333	$1	$—	$—	$1	$335

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(e)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations (September 2012).

Table 7

(2 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Asset Impairments		Restructuring Costs		VAT Adjustments (e)	CTA Writeoff (f)	Adjusted EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	(c)	$—		$—	$—	$40
Vacation Exchange and Rentals	356	93	—	—		—		—	—	93
Vacation Ownership	450	97	—	—		(1	)(d)	—	—	96

Total Reportable Segments	955	217	—	13		(1)		—	—	229
Corporate and Other (a)	(3)	(14)	(11)	—		—		—	—	(25)

Total Company	$952	$203	$(11)	$13		$(1)		$—	$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—		$—		$—	$—	$66
Vacation Exchange and Rentals	361	106	—	—		7	(g)	(31)	—	82
Vacation Ownership	541	130	—	—		—		—	—	130

Total Reportable Segments	1,092	302	—	—		7		(31)	—	278
Corporate and Other (a)	(2)	(26)	3	—		—		—	—	(23)

Total Company	$1,090	$276	$3	$—		$7		$(31)	$—	$255

Three months ended September 30, 2011
Lodging	$222	$67	$—	$—		$—		$—	$—	$67
Vacation Exchange and Rentals	436	131	—	—		—		—	4	135
Vacation Ownership	559	149	—	—		—		—	—	149

Total Reportable Segments	1,217	347	—	—		—		—	4	351
Corporate and Other (a)	(5)	(18)	(8)	—		—		—	—	(26)

Total Company	$1,212	$329	$(8)	$—		$—		$—	$4	$325

Three months ended December 31, 2011
Lodging	$188	$(3)	$—	$44	(h)	$—		$—	$—	$41
Vacation Exchange and Rentals	291	38	—	—		—		—	—	38
Vacation Ownership	527	139	—	—		—		—	—	139

Total Reportable Segments	1,006	174	—	44		—		—	—	218
Corporate and Other (a)	(6)	(26)	—	—		—		—	—	(26)

Total Company	$1,000	$148	$—	$44		$—		$—	$—	$192

Twelve months ended December 31, 2011
Lodging	$749	$157	$—	$57	(c) (h)	$—		$—	$—	$214
Vacation Exchange and Rentals	1,444	368	—	—		7	(g)	(31)	4	348
Vacation Ownership	2,077	515	—	—		(1	)(d)	—	—	514

Total Reportable Segments	4,270	1,040	—	57		6		(31)	4	1,076
Corporate and Other (a)	(16)	(84)	(16)	—		—		—	—	(100)

Total Company	$4,254	$956	$(16)	$57		$6		$(31)	$4	$976

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a non-cash impairment charge related to a write-down of an international joint venture.
(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(e)	Relates to a net benefit resulting from a refund of value added taxes.
(f)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(g)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(h)	Relates to non-cash impairment charges primarily related to the write-down of certain franchise and management agreements and development advance notes.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended September 30, 2012
	As Reported	Legacy Adjustments		Acquisition Costs		Early Extinguishment of Debt		As Adjusted
Net revenues
Service fees and membership	$566							$566
Vacation ownership interest sales	373							373
Franchise fees	168							168
Consumer financing	106							106
Other	52							52

Net revenues	1,265	—		—		—		1,265

Expenses
Operating	495			(1	)(b)			494
Cost of vacation ownership interests	45							45
Consumer financing interest	23							23
Marketing and reservation	197							197
General and administrative	172	(1	)(a)					171
Depreciation and amortization	45							45

Total expenses	977	(1)		(1)		—		975

Operating income	288	1		1		—		290
Interest expense	32							32
Early extinguishment of debt	2					(2	)(c)	—
Interest income	(2)							(2)

Income before income taxes	256	1		1		2		260
Provision for income taxes	97	—	(d)	—	(d)	1	(d)	98

Net income attributable to Wyndham shareholders	$159	$1		$1		$1		$162

Earnings per share
Basic	$1.13	$—		$0.01		$0.01		$1.15
Diluted	1.11	—		0.01		0.01		1.13

Weighted average shares outstanding
Basic	141	141		141		141		141
Diluted	144	144		144		144		144

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations (September 2012).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Nine Months Ended September 30, 2012
	As Reported	Impairment Recovery		Legacy Adjustments	Allowance Reversal	Acquisition Costs		Early Extinguishment of Debt		As Adjusted
Net revenues
Service fees and membership	$1,558									$1,558
Vacation ownership interest sales	987									987
Franchise fees	449									449
Consumer financing	311									311
Other	135									135

Net revenues	3,440	—		—	—	—		—		3,440

Expenses
Operating	1,389					(1	)(d)			1,388
Cost of vacation ownership interests	115									115
Consumer financing interest	69									69
Marketing and reservation	554									554
General and administrative	481			3 (b)						484
Depreciation and amortization	136									136

Total expenses	2,744	—		3	—	(1)		—		2,746

Operating income	696	—		(3)	—	1		—		694
Other income, net	(9)	1	(a)		2 (c)					(6)
Interest expense	98									98
Early extinguishment of debt	108							(108	)(e)	—
Interest income	(7)									(7)

Income before income taxes	506	(1)		(3)	(2)	1		108		609
Provision for income taxes	187	(1	)(f)	— (f)	— (f)	—	(f)	44	(f)	230

Net income	319	—		(3)	(2)	1		64		379
Net loss attributable to noncontrolling interest	1	—		—	—	—		—		1

Net income attributable to Wyndham shareholders	$320	$—		$(3)	$(2)	$1		$64		$380

Earnings per share
Basic	$2.20	$—		$(0.01)	$(0.01)	$0.01		$0.44		$2.62
Diluted	2.16	—		(0.01)	(0.01)	0.01		0.43		2.57

Weighted average shares outstanding
Basic	145	145		145	145	145		145		145
Diluted	148	148		148	148	148		148		148

Note: EPS amounts may not add due to rounding.

(a)	Relates to the recovery of a previously recorded impairment charge.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(d)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations (September 2012).
(e)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(f)	Relates to the tax effect of the adjustment.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended September 30, 2011
	As Reported	Tax Valuation Allowance	Legacy Adjustments		VAT Adjustments		CTA Writeoff		As Adjusted
Net revenues
Service fees and membership	$584								$584
Vacation ownership interest sales	320								320
Franchise fees	160								160
Consumer financing	105								105
Other	43								43

Net revenues	1,212	—	—		—		—		1,212

Expenses
Operating	490						(4	)(d)	486
Cost of vacation ownership interests	35								35
Consumer financing interest	21								21
Marketing and reservation	182								182
General and administrative	157		8	(b)					165
Restructuring	—								—
Depreciation and amortization	43								43

Total expenses	928	—	8		—		(4)		932

Operating income	284	—	(8)		—		4		280
Other income, net	(2)								(2)
Interest expense	34								34
Interest income	(19)				16	(c)			(3)

Income before income taxes	271	—	(8)		(16)		4		251
Provision for income taxes	96	13 (a)	(2	)(e)	(9	)(e)	—	(e)	98

Net income attributable to Wyndham shareholders	$175	$(13)	$(6)		$(7)		$4		$153

Earnings per share
Basic	$1.10	$(0.08)	$(0.03)		$(0.05)		$0.02		$0.96
Diluted	1.08	(0.08)	(0.03)		(0.04)		0.02		0.94

Weighted average shares outstanding
Basic	159	159	159		159		159		159
Diluted	162	162	162		162		162		162

Note: EPS amounts may not add across due to rounding.

(a)	Relates to the reversal of a tax valuation allowance.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to interest income associated with a refund of value added taxes.
(d)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(e)	Relates to the tax effect of the adjustments.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Nine Months Ended September 30, 2011
	As Reported	Early Extinguishment of Debt		Tax Valuation Allowance	Legacy Adjustments		Asset Impairment		Restructuring Costs		VAT Adjustments		CTA Writeoff		As Adjusted
Net revenues
Service fees and membership	$1,579														$1,579
Vacation ownership interest sales	855														855
Franchise fees	395														395
Consumer financing	310														310
Other	114														114

Net revenues	3,253	—		—	—		—		—		—		—		3,253

Expenses
Operating	1,358												(4	)(j)	1,354
Cost of vacation ownership interests	115														115
Consumer financing interest	67														67
Marketing and reservation	472														472
General and administrative	422				12	(c)					31	(g)			465
Asset impairment	13						(13	)(e)							—
Restructuring	6								(6	)(f)					—
Depreciation and amortization	133														133

Total expenses	2,586	—		—	12		(13)		(6)		31		(4)		2,606

Operating income	667	—		—	(12)		13		6		(31)		4		647
Other income, net	(9)				4	(d)									(5)
Interest expense	115	(12	)(a)								(3	)(h)			100
Interest income	(22)										16	(i)			(6)

Income before income taxes	583	12		—	(16)		13		6		(44)		4		558
Provision for income taxes	222	5	(k)	13 (b)	(5	)(k)	5	(k)	2	(k)	(24	)(k)	—	(k)	218

Net income attributable to Wyndham shareholders	$361	$7		$(13)	$(11)		$8		$4		$(20)		$4		$340

Earnings per share
Basic	$2.17	$0.04		$(0.08)	$(0.06)		$0.05		$0.03		$(0.12)		$0.02		$2.05
Diluted	2.12	0.04		(0.08)	(0.06)		0.05		0.03		(0.12)		0.02		2.00

Weighted average shares outstanding
Basic	166	166		166	166		166		166		166		166		166
Diluted	170	170		170	170		170		170		170		170		170

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011.
(b)	Relates to the reversal of a tax valuation allowance.
(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(d)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation.
(e)	Relates to a non-cash impairment charge related to a write-down of an international joint venture in the Company’s lodging business.
(f)	Primarily relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(g)	Relates to a net benefit resulting from a refund of value added taxes.
(h)	Relates to interest on value added tax accruals.
(i)	Relates to interest income associated with a refund of value added taxes.
(j)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(k)	Relates to the tax effect of the adjustments.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow as net cash provided by operating activities less capital expenditures and development advances. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment and development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2012	2011
Net cash provided by operating activities	$808	$860
Less: Property and equipment additions	(123)	(153)
Less: Development advances	(3)	(4)

Free cash flow	$682	$703

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2012	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$384	$460	$502	N/A	N/A
Less: Sales under WAAM 1.0	(17)	(18)	(5)	N/A	N/A

Gross VOI sales, net of WAAM 1.0 sales	367	442	497	N/A	N/A
Less: Loan loss provision	(96)	(100)	(124)	N/A	N/A

Vacation ownership interest sales (a)	$271	$342	$373	N/A	N/A

2011
Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010
Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting (b)	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

Note: Amounts may not add due to rounding.

(a)	Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.
(b)	Represents the revenue that is deferred under the percentage of completion method of accounting.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2012	$27	$20	$22	N/A	N/A
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104

Note: Amounts may not add across due to rounding.